EXHIBIT T3E

                          PRIMEDEX HEALTH SYSTEMS, INC.
                               1510 COTNER AVENUE
                              LOS ANGELES, CA 90025
                                 (310) 478-7800



                                                             October   , 2003

To the Holders of Primedex Health Systems, Inc.
10% Series A Convertible Subordinated Debentures
Due June 30, 2003

         PLEASE TAKE NOTICE that on October __, 2003, the United States Bankruptcy Court for the Central District of California, Los Angeles Division (the "Court") entered an order (the "Confirmation Order") confirming our Prepackaged Chapter 11 Plan of Reorganization (the "Plan") and granting certain related relief. Pursuant to the terms of the Plan, the Effective Date (as that term is defined in the Plan) of the Plan was October , 2003.

         Copies of the Confirmation Order may be found at the Court at Docket No. _________ and may be obtained from the Court's Web site at www.__________________________________ or by contacting Anne E. Wells, Esq. in writing at Levene, Neale, Bender, Rankin & Brill L.L.P., 1801 Avenue of the Stars, Suite 1120, Los Angeles, CA 90067.

         THE CHANGE IN YOUR DEBENTURES

                  The Plan was filed by us because we failed to pay the outstanding principal amount of our 10% Series A Convertible Subordinated Debentures due June 30, 2003 (the "Old Debentures") on the June 30, 2003 maturity date. Pursuant to the Confirmation Order, the Old Debentures and the Indenture dated June 25, 2003 between us and American Stock Transfer & Trust Company ("AST") as Trustee were amended. On the Effective Date, we signed an amended Indenture with AST as Trustee (the "First Supplemental Indenture") which amended the Indenture as well as certain terms of the Old Debentures.

         The terms of the Old Debentures were amended (i) to extend the maturity date from June 30, 2003 to June 30, 2008; (ii) to reduce the conversion price (at which outstanding principal amounts of the Debentures could be converted into shares of our common stock) from $12.00 per share to $2.50 per share; (iii) to increase the annual interest rate commencing as of July 1, 2003 from 10% to 11.5%; and (iv) to defer our right to redeem any or all of the Debentures at 103% of face value; or at face value if the average closing price of our common stock in the over-the-counter market equals or exceeds the conversion price by at least $2.00 per share for 20 consecutive trading days, in each case, until July 1, 2005.

         As a result of the Confirmation Order, the Old Debentures you presently hold have been changed effective October __, 2003 to contain the amended terms listed above and now constitute "New Debentures." Upon future transfers of Debentures, the Trustee will cancel the Old Debenture certificate(s) presented and issue New Debenture certificate(s) reflecting the amended terms.

         It is not required that you present your Old Debenture certificates to AST in order to obtain the benefits of the higher annual interest rate and the lower conversion rate of the New Debentures. However, if you wish to receive a New Debenture certificate at this time, you must send your Old Debenture certificate(s) together with the enclosed Letter of Transmittal, duly completed and executed, to the Trustee, at the following address:

                           American Stock Transfer & Trust Company
                           59 Maiden Lane
                           New York, NY 10038

         THE METHOD OF DELIVERY OF OLD DEBENTURE CERTIFICATES TO THE TRUSTEE IS AT YOUR OPTION. DELIVERY WILL BE DEEMED EFFECTIVE ONLY WHEN RECEIVED BY THE TRUSTEE. A RETURN ENVELOPE IS ENCLOSED FOR CONVENIENCE OF TRANSMITTAL. IF YOUR OLD DEBENTURE CERTIFICATES ARE SENT BY MAIL, REGISTERED MAIL IS SUGGESTED.

         If you have any questions concerning this matter, please contact us at the above address to the attention of Jeffrey Linden, Esq., Vice President and General Counsel.

                                         Very truly yours,

                                         PRIMEDEX HEALTH SYSTEMS, INC.



                                         Howard G. Berger, MD, President

                              LETTER OF TRANSMITTAL

                     TO ACCOMPANY CERTIFICATES REPRESENTING
                10% SERIES A CONVERTIBLE SUBORDINATED DEBENTURES
                   DUE JUNE 30, 2003 (THE "OLD DEBENTURES") OF

                          PRIMEDEX HEALTH SYSTEMS, INC.

                          ---------------------------

              DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS,
               OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OR
              TELEX NUMBER, OTHER THAN AS SET FORTH BELOW DOES NOT
                          CONSTITUTE A VALID DELIVERY.

                          ---------------------------

         Mail or deliver this Letter of Transmittal or a facsimile, together with the certificate(s) representing your Old Debentures by hand or by mail to American Stock Transfer & Trust Company, the Trustee, at the following address:

                     AMERICAN STOCK TRANSFER & TRUST COMPANY
                                 59 MAIDEN LANE
                               NEW YORK, NY 10038
                                 (212) 936-5100

Ladies and Gentlemen:

         The undersigned hereby surrenders the certificate(s) described below representing Old Debenture(s) of Primedex Health Systems, Inc. (the "Company"), registered in the undersigned's name (unless the undersigned is authorized to act in a fiduciary capacity for the holder of record), in order to receive a certificate for the Company's 11.5% Series A Convertible Subordinated Debentures due June 30, 2008 (the "New Debentures") in the same (aggregate) principal amount.

         The undersigned hereby represents and warrants that he/she has full authority to deposit and surrender the certificate(s), described below, for change into a New Debenture certificate as specified below, and that, upon request, the undersigned will execute any additional documents necessary or desirable to perfect the surrender and deposit, to permit the completion of change, or both. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned. The representations, warranties, covenants, and agreements of the undersigned contained in this Letter of Transmittal shall survive the delivery by the Company of the certificate representing the New Debenture.

--------------------------------------------------------------------------------
   NAME AND ADDRESS                CERTIFICATE NO(S)        PRINCIPAL AMOUNT OF
  OF HOLDER OF RECORD         (ATTACH RIDER IF NECESSARY)    OLD DEBENTURE(S)
--------------------------------------------------------------------------------

                           -----------------------------------------------------

                           -----------------------------------------------------

                           -----------------------------------------------------

                           -----------------------------------------------------

                           -----------------------------------------------------
                                  PRINCIPAL AMOUNT OF
                                OLD DEBENTURE(S) COVERED
                             BY THIS LETTER OF TRANSMITTAL
--------------------------------------------------------------------------------

         Please issue one certificate for the New Debenture to which the undersigned is entitled, in the name of the undersigned shown above and deliver the same by mail to the address shown unless a different address is indicated in the Special Mailing Instructions box below.

-------------------------------------      -------------------------------------
    SPECIAL MAILING INSTRUCTIONS                      PLEASE SIGN HERE
(Use only if your New Debenture
certificate is to be mailed to other       X
than your record address.)                   -----------------------------------

Name                                       X
    ---------------------------------        -----------------------------------
            (PLEASE PRINT)

Address                                    Dated                          , 2003
    ---------------------------------            ------------------------
City
    ---------------------------------      Signature(s) of holder(s) of record
State                                      must be signed by holder(s) of record
    ---------------------------------      exactly as name(s) appear on
          (INCLUDE ZIP CODE)               certificate(s).

-------------------------------------      -------------------------------------

                  HAVE YOU FILLED IN ALL THE APPROPRIATE BOXES?

  (Please read carefully the General Instructions on the reverse side of this letter.)

                     (REVERSE SIDE OF LETTER OF TRANSMITTAL)


                              GENERAL INSTRUCTIONS

             FOR DEPOSIT AND SURRENDER OF CERTIFICATES REPRESENTING

                                 OLD DEBENTURES

                                       OF

                          PRIMEDEX HEALTH SYSTEMS, INC.


         1. METHOD OF DELIVERY. The method of delivery of Old Debenture certificate(s) to be deposited and surrendered to the Trustee at the address set forth on the front of the Letter of Transmittal, is at the option and risk of the depositing and surrendering Old Debenture holder. Delivery will be deemed effective only when received by the Trustee. If the certificate(s) are sent by mail, registered mail is suggested. A return envelope is enclosed for convenience of transmittal.

         2. SIGNATURES ON LETTER OF TRANSMITTAL. If this Letter of Transmittal is signed by the registered Owner(s) of the Old Debenture(s), the signature(s) on this Letter of Transmittal must be exactly the same as the name(s) appear(s) on the face of the certificate(s). If Old Debenture(s) are surrendered by two or more joint holders or owners, all such persons must sign.

         3.  NO  ENDORSEMENT  OR  GUARANTEE.   The  deposited  and   surrendered
certificate(s) representing Old Debenture(s) need not be endorsed and the signature(s) on this Letter of Transmittal need not be guaranteed.

         4. PERSONS ACTING IN A FIDUCIARY CAPACITY. Letters of Transmittal executed by trustees, executors, administrators, guardians, officers of corporations, attorneys-in-fact, or others acting in a Fiduciary capacity, must be accompanied by proper evidence of the Signer's authority to act.

         5. LOST, STOLEN, OR DESTROYED CERTIFICATES. A holder of record of Old Debenture(s) who has lost, has had stolen, or has had destroyed a certificate formerly representing such Old Debenture(s) may request the Trustee to send to him (or her) the necessary documents to replace the lost, stolen, or destroyed certificate.

         6. TRANSFER OF CERTIFICATES. If you wish to transfer your Debenture(s) or to obtain different denominations, please contact the Trustee.

         7. MISCELLANEOUS. The Company shall have the absolute right to reject any or all deposits of certificates representing Old Debentures which are not in proper form and to waive any irregularities or conditions of such deposits. All questions with respect to the Letter of Transmittal will be determined by the Company, which determination shall be final and binding.